Exhibit 99

            RIGHTCHOICE MANAGED CARE, INC. LETTERHEAD

For Further Information:
Clara Webb Kinner 314/923-6268
Jim Floyd 314/923-4769

             RIGHTCHOICE AND MISSOURI OFFICIALS
                 REACH PRELIMINARY AGREEMENT
     Conceptual Framework in Place to Resolve Litigation and Create Independent Health Care Foundation

ST. LOUIS, APRIL 22, 1998 -- RightCHOICE Managed Care, Inc. (NYSE:RIT) today announced that its board and the board of parent company Blue Cross and Blue Shield of Missouri have joined with state officials in a conceptual framework for an agreement that would resolve all outstanding litigation and regulatory issues between the state and the company, and create a charitable health care foundation that would be managed by an independent, state-approved board of directors.
     The foundation would be created through a series of transactions in which Blue Cross and Blue Shield of Missouri would contribute to the foundation its 15 million shares of stock in RightCHOICE Managed Care, Inc. The foundation would fund its activities through the orderly divestiture of the RightCHOICE stock.
     The shares held by the foundation would be subject to a voting agreement that will effectively vest voting control in the board of directors of RightCHOICE and the
shareholders of the remaining shares of RightCHOICE stock. RightCHOICE would absorb the remaining assets and related liabilities of Blue Cross and Blue Shield of Missouri and become a consolidated, fully for-profit, direct licensee for the Blue Cross and Blue Shield names and trademarks.
     As currently envisioned, the transaction would not be dilutive to RightCHOICE operating performance and would add to shareholders' equity.
     "We are very pleased to announce this important step toward resolving our litigation and regulatory issues," stated John A. O'Rourke, chairman, president and chief executive officer of RightCHOICE. "This conceptual framework successfully aligns the interests of our members, shareholders, regulators and the community as a whole."
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     Liquidation of RightCHOICE stock to fund foundation
activities would occur according to a prudent and orderly divestiture plan, consistent with the mutual commitment to protect the shares' value and abide by the securities regulations and requirements of the Blue Cross and Blue Shield Association. The divestiture plan would be developed with the advice of an independent investment banking firm.
     The conceptual framework for an agreement was jointly proposed by company officials, Governor Mel Carnahan, Attorney General Jay Nixon and Department of Insurance Director Jay Angoff.
     The appropriate courts will be advised that all parties have agreed to stand still with regard to their litigation for the next 90 days while a definitive agreement is completed.
     The definitive agreement would include a number of conditions and contingencies, including judicial, shareholder and Blue Cross and Blue Shield Association approvals, and possible securities registration filings which may take several months to be completed.
SAFE HARBOR STATEMENT
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Estimates and other statements set forth herein that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: whether the companies will be able to reach final agreement with the state within the parameters of the referenced conceptual framework and fulfill all contingencies to effect the transaction as proposed; pending litigation; governmental and regulatory action or legislation; actions by the Blue Cross and Blue Shield Association related to the license to use the Blue Cross and Blue Shield names, trademarks and service marks; market competition and consolidation; escalating health care costs; dependence on sales to individuals; recontracting efforts and potential of non-renewal of subscriber and provider agreements; voting control by the parent company;
variability of operating results and stock price; and additional factors and other risks detailed in the company's Securities and Exchange Commission filings.
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RightCHOICE Managed Care, Inc., the publicly held subsidiary of Blue Cross and Blue Shield of Missouri, is the state's largest provider of managed health care services. The company serves nearly 2 million members in seven states in the central United States through its underwritten and self-funded managed care plans, HealthLink network rental subsidiary and administrative services programs.

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